AMENDMENT NO. 10 TO NOTE AGREEMENT



         This Amendment No. 10 to Note Agreement (the "Amendment") is made as of February 10, 1996 by and between PLM International, Inc. ("Company") and Principal Mutual Life Insurance Company ("Purchaser"), and amends that certain Note Agreement dated as of January 15, 1989, as amended by Amendment No. 1 to
Note Agreement dated as of May ___, 1989, by Amendment No. 2 to Note Agreement dated as of June 1, 1989, by Amendment No. 3 to Note Agreement dated as of August 6, 1990, by Amendment 4 to Note Agreement dated as of June 21, 1991, by Amendment No. 5 to Note Agreement dated as of December 16, 1991, by Amendment No. 6 to Note Agreement dated October 30, 1992, by Amendment No. 7 to Note Agreement dated July 22, 1994, by Amendment No. 8 to Note Agreement dated December 12, 1994, and by Amendment No. 9 to Note Agreement, dated as of November 15, 1995, by and between the Company and the Purchaser (as so amended, the "Note Agreement").


                                    RECITALS

         A.       The  Company  and the  Purchaser  have  entered  into the Note
                  Agreement   and  the  Company  has  issued  and  delivered  to
                  Purchaser the Notes (as defined in the Note Agreement).

         B. The Company and the Purchaser wish to amend Section 5.5 of the Note Agreement to more accurately reflect the composition of the Company's Equipment.

         C. The Company and Purchaser now desire to amend the Note Agreement and the Notes.

         D. As of the date hereof, the Purchaser is the holder of 100% in aggregate principal amount of the Notes.

         E. Subject to the terms and conditions hereinafter set forth, the Company and Purchaser are willing to amend the Note Agreement and the Notes.

         NOW THEREFORE, the Company and Purchaser hereby agree as follows:

         1. Section 5.5. Section 5.5 is hereby amended to read in its entirety as follows:

                           "5.5 Nature of Business.  The Company, its Restricted
                  Subsidiaries and Special Subsidiaries will engage only in (i) the business of or a business relating to (a) the ownership, operation, maintenance or leasing of transportation equipment,
                  (b) the financing of transportation equipment and (c) the management of transportation equipment portfolios and (ii) any other business provided that, as a result of engaging in such business, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company, its Restricted Subsidiaries and Special Subsidiaries would not be substantially changed from the general nature of the business engaged in by the Company, its Restricted Subsidiaries and Special Subsidiaries on the date of this Agreement. The Company shall cause no more than 60% of its Equipment (as defined in Section 5.14) determined on the basis of market value to be in any one transportation sector (e.g., aircraft, marine vessels, marine containers, storage containers, railcars or trailers). Without limiting the foregoing, the Company shall ensure that each category of Equipment listed below shall not exceed the percentages set forth opposite its category (determined on the basis of market value) of the aggregate Equipment of the Company:

                        Type of Equipment                     Maximum Percentage
                  Any one item of Equipment                       15%
                  Marine Containers                               10%"

         2. Effectiveness. This Amendment and each of its terms shall be effective as of February 10, 1996, and will apply to all periods from and after February 10, 1996.

         3. Express Amendment. Except as specifically provided herein, the Note Agreement shall continue in full force and effect. No provision of this Amendment shall be construed to limit any obligation of the Company under the Note Agreement or any right of the Purchaser under the Note Agreement.

         4. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

COMPANY:                                    PURCHASER:

PLM INTERNATIONAL, INC.             PRINCIPAL MUTUAL LIFE
                                     INSURANCE COMPANY


By: /s/ J. Michael Allgood                By: /s/ Annette Masterson
    ----------------------                    ---------------------
    J. Michael Allgood                        Annette Masterson

Its: VP & Chief Financial Officer         Its: Director